UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 8, 2023

TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Tecogen Inc. (the “Company”) at its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 8, 2023:

1. To elect seven directors to the Board of Directors of the Company to hold office until the 2024 annual meeting of stockholders or until their resignation or their successors are duly elected and qualified.

2.To ratify the appointment of Wolfe & Company, P.C. as the Company’s independent registered public accounting firm.

The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1.    Election of Directors

	For	Withheld	Broker Non-Votes
Angelina Galiteva	12,772,779	706,356	3,374,934
John N. Hatsopoulos	13,263,299	215,836	3,374,934
Abinand Rangesh	13,261,148	217,987	3,374,934
Ahmed Ghoniem	12,839,891	639,244	3,374,934
Earl R. Lewis III	13,313,646	165,489	3,374,934
Fred Holubow	12,822,460	656,675	3,374,934
John M. Albertine	13,250,059	229,076	3,374,934

All of the nominees received at least a plurality of the votes cast by stockholders entitled to vote thereon and therefore Ms. Angelina Galiteva, Mr. John N. Hatsopoulos, Mr. Abinand Rangesh, Mr. Ahmed Ghoniem, Mr. Earl R. Lewis III, Mr. Fred Holubow, and Mr. John M. Abertine were elected to serve as directors of the Company until the 2024 annual meeting of stockholders or until their resignation or their successors are duly elected and qualified.

2.    Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2023.

For	Against	Abstain
16,831,025	8,994	14,050

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
June 8, 2023	Abinand Rangesh, Chief Executive Officer